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                                                                     Exhibit 4.2




Company Number:       3608347              Certificate Number:       1
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Shareholder:
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Date:          12 February 1999            Number of Shares:       279,000
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                               SHARE CERTIFICATE


   ------------------                                       ----------------
   Certificate Number                                       Number of Shares

          1                                                     279,000
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Company Name:   Town Pages Holdings plc

Company Number: 3608347

This is to Certify that    Andrew Lyndon-Skeggs


is/are the Registered holder(s) of 279,000 Shares of each fully paid in the above-named company, subject to the Memorandum and Articles of Association of the Company.

*This document is hereby executed by the Company.The Common Seal of the Company was hereto affixed in the presence of:


Director:


*Secretary/Director:

Date:  12 February 1999

*Deemed as appropriate

NO TRANSFER OF ANY OF THE ABOVE-MENTIONED SHARES CAN BE REGISTERED UNTIL THIS CERTIFICATE HAS BEEN DEPOSITED AT THE REGISTERED OFFICE OF THE COMPANY.